Exhibit 107

Calculation of Filing Fee Tables

FORM S-8
(Form Type)

TITAN MEDICAL INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Shares, no par value, that may be issued pursuant to future grants under (i) the Titan Medical Inc. Stock Option Plan, as amended and restated effective as of June 9, 2021; (ii) the Titan Medical Inc. Deferred Share Unit Plan, as amended and restated effective as of June 8, 2022; (iii) the Titan Medical Inc. Share Unit Plan, as amended and restated effective as of June 8, 2022; and (iv) the Titan Medical Inc. Employee Share Purchase Plan, dated June 8, 2022	Rule 457(c) and Rule 457(h)	16,214,640(2)	$0.4705	$7,628,988(3)	$0.0000927	$707.21

	Equity	Common Shares, no par value, that may be issued pursuant to existing grants under the Titan Medical Inc. Stock Option Plan, as amended and restated effective as of June 9, 2021 and registered for resale	Rule 457(h)	4,247,905(4)	$0.90	$3,823,115(5)	$0.0000927	$354.40

	Equity	Common Shares, no par value, that may be issued pursuant to existing grants under the Titan Medical Inc. Share Unit Plan, as amended and restated effective as of June 8, 2022 and registered for resale	Rule 457(c) and Rule 457(h)	4,903,377(6)	$0.4705	$2,307,039(7)	$0.0000927	$213.86

Fees Previously Paid	-	-	-	-	-	-	-	-
	Total Offering Amounts					$13,748,582		$1,275.47
	Total Fees Previously Paid							$0
	Total Fee Offsets							$1,275.47
	Net Fee Due							$0

1

(1)	This registration statement covers, in addition to the number of common shares of Titan Medical Inc. (the “Company”, the “Registrant”, “we” , “us” or “our”), no par value (the “Common Shares”), stated above, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of Common Shares that may be offered or issued as a result of one or more adjustments under the Titan Medical, Inc. Stock Option Plan (Amended and Restated Effective June 9, 2021) (the “ Stock Option Plan”) to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions, the Titan Medical Inc. Share Unit Plan, as amended and restated effective as of June 8, 2022 (the “Share Unit Plan”), the Titan Medical Inc. Deferred Share Unit Plan, as amended and restated effective as of June 8, 2022 (the “Deferred Share Unit Plan”), the Titan Medical Inc. Employee Share Purchase Plan, dated June 8, 2022 (the “Employee Share Purchase Plan” and together with the Stock Option Plan, Share Unit Plan, Deferred Share Unit Plan and Employee Share Purchase Plan, the “Plans”).
(2)	Represents Common Shares available or reserved for future issuance under the Plans.
(3)	Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of 16,214,640 Common Shares issuable or reserved under the Plans multiplied by the average of the high and low prices for the Common Shares as reported on the NASDAQ Capital Market (“Nasdaq”) under the symbol “TMDI” on September 9, 2022.
(4)	Represents Common Shares subject to outstanding stock options previously granted under the Stock Option Plan and registered for resale.
(5)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $0.90 per share of outstanding stock options as of August 31, 2022.
(6)	Represents Common Shares underlying outstanding restricted share units previously granted under the Share Unit Plan and registered for resale.
(7)	Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of 4,903,377 Common Shares issuable or reserved under the Share Unit Plan multiplied by the average of the high and low prices for the Common Shares as reported on Nasdaq under the symbol “TMDI” on September 9, 2022.

2

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
	Rule 457(p)
Fees Offset Claims	Titan Medical Inc.	F-3	333-232898(3)	July 30, 2019		$1,275.47	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$10,523,699.68
Fees Offset Sources	Titan Medical Inc.	F-3	333-232898(3)		July 30, 2019						$15,150

(1)	Attributable to US$10,523,699.68 of unsold securities (US$1,275.47 of previously paid fees) that were previously registered under the Registration Statement on Form F-3 (333-232898) on July 30, 2019 (the “Prior Registration Statement”) that have not yet been issued and sold. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fees may be applied to the filing fees payable pursuant to this Registration Statement, and the Prior Registration Statement and the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement.